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Exhibit 16.1



July 29, 2008


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561


Ref:     I/OMagic Corporation
         File Ref. No. 000-27267


Dear Sirs or Madams:

We have read I/OMagic Corporation's statements included under Item 4.01 of its Form 8-K/A dated June 27, 2008, which is to be filed with the Securities and Exchange Commission, and we agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements made under
Item 4.


/s/ Swenson Advisors, LLP
-------------------------
San Diego, California